UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2008 (March 3, 2008)

Endo Pharmaceuticals Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Endo Boulevard, Chadds Ford, PA		19317
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(610) 558-9800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Endo Pharmaceuticals today clarified certain statements made Friday by  Bill Newbould, the Company's Vice President, Corporate Communications, to a reporter from the Philadelphia Inquirer.  Mr. Newbould's job responsibilities do not include participation in meetings of the Company's Board of Directors or involvement with other confidential matters being reviewed by Directors.  As a result, he was unaware that the Board of Directors has worked extensively with the Company's financial advisors and consultants in connection with the Board's ongoing evaluation of strategic alternatives available to Endo, and he did not speak with the executive team prior to speaking with the reporter.  Mr. Newbould has been relieved of his duties as Company spokesperson, and Charles Rowland, the Company's Chief Financial Officer, has taken over this role effective immediately.  Endo's Board of Directors is fully committed to enhancing value for all of the Company's stockholders and considers all strategic and financial proposals in this light.

A number of the Company’s stockholders have discussed their perspectives on the issues raised by DE Shaw with the Company since the filing of DE Shaw’s initial letter to the Company in August 2007.  The Company remains interested in all of the Company's stockholders' views concerning Endo’s business and strategic direction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC
(Registrant)

By:	/s/ Caroline B. Manogue
	Name:	Caroline B. Manogue
	Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated:  March 3, 2008